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                                                                    Exhibit 10.2

                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

     This AMENDMENT No. 2 TO STOCK PURCHASE AGREEMENT, dated as of September 17, 1996 (the "Amendment"), is made by and among FHP International Corporation, a Delaware corporation ("FHP"), Talbert Medical Management Corporation, a Delaware corporation (the "Company"), Talbert Health Services Corporation, a Delaware corporation ("THSC"), Kathryn M. Adair, Gloria L. Austin, Larry L. Georgopolous, Richard D. Jacobs, Jack D. Massimino, Barbara C. McNutt, Kenneth S. Ord, Westcott W. Price III, Walter R. Stone, Margaret Van Meter and Michael J. Weinstock. Defined terms not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

     WHEREAS, FHP, the Company and the Management Investors are parties to that certain Stock Purchase Agreement, dated as of March 15, 1996, as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated as of May 31, 1996 (collectively, the "Stock Purchase Agreement"); and

     WHEREAS, FHP, PacifiCare Health Systems, Inc., a Delaware corporation ("PacifiCare"), N-T Holdings, Inc., a Delaware corporation, Neptune Merger Corp., a Delaware corporation and Tree Acquisition Corp., a Delaware corporation, have entered into that certain Amended and Restated Agreement and Plan of Reorganization, dated September 17, 1996 (the "Reorganization Agreement"); and

     WHEREAS, the Reorganization Agreement provides that the common and preferred stockholders of FHP will receive transferable rights (the "Rights") to subscribe for 92.25% of the outstanding shares of either TMMC Common Stock or the capital stock of an affiliated entity (the "Rights Offering"); and

     WHEREAS, prior to the execution of the Stock Purchase Agreement, William P. Bracciodieta ("Bracciodieta"), originally intended to be a party to the Stock Purchase Agreement as a Management Investor, ceased to be in the employ of FHP, and, after the execution of the Stock Purchase Agreement but prior to the issuance of the Management Stock thereunder to the Management Investors, R. Judd Jessup ("Jessup"), a party to the Stock Purchase Agreement as a Management Investor, ceased to be in the employ of FHP, and, accordingly, no shares of Management Stock were issued and sold to either Bracciodieta or Jessup pursuant to the Stock Purchase Agreement; and

     WHEREAS, in light of the execution of the Reorganization Agreement and the termination of the employment of Bracciodieta and Jessup with the Company and FHP, FHP, THSC, the Company and the Management Investors desire to amend the Stock Purchase Agreement in certain respects as set forth below.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


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     1.   AMENDMENTS TO STOCK PURCHASE AGREEMENT.

          (a)  ADJUSTMENT OF NUMBERS AND PERCENTAGES.  The second sentence of
Section 2.1 of the Stock Purchase Agreement is hereby amended to read as follows:

          "The aggregate number of shares of TMMC Stock issued to the Management Investors shall be 812,500 (the "TMMC Management Stock"), and the TMMC Stock issued to the Management Investors, collectively, initially shall comprise 8.125% of the total outstanding common stock of the Company (the "TMMC Management Stock"); and the aggregate number of shares of THSC Stock issued to the Management Investors shall be 45, and the THSC Stock issued to the Management Investors, collectively, initially shall comprise approximately 8.125% of the total outstanding common stock of THSC (the "THSC Management Stock", with the TMMC Management Stock and the THSC Management Stock collectively referred to herein as the "Management Stock")."

          (b) EXPIRATION OF CERTAIN OPTIONS. At the Effective Time (as that term is defined in the Reorganization Agreement), the Stock Purchase Agreement shall be amended to add the following as Section 12:

          "12. EXPIRATION OF CERTAIN OPTIONS. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the provisions of Sections 3.2 and 5.4, above):

               12.1 TERMINATION OF FHP MANAGEMENT INVESTORS WITHOUT CAUSE. In the event that the employment with FHP of any of the Management Investors who are officers of FHP (the "FHP Management Investors") is terminated without cause, any Restrictions remaining applicable to the Management Stock owned by such FHP Management Investor shall terminate, and all unvested Management Stock owned by such FHP Management Investor shall vest. Such Restrictions shall be deemed to terminate, and such Management Stock shall be deemed to vest, prior to the time FHP's repurchase option provided for in Section 5.1, above, arises; PROVIDED, HOWEVER, that in such event, the Management Stock owned by such FHP Management Investor shall remain subject to the options provided by Sections 5.2 and 5.3, above, until the first to occur of the expiration of such options pursuant to the terms of
     Section 5, above, or the expiration of such options pursuant to the terms of Section 12.2, below.

               12.2 CHANGE IN CONTROL OF THE COMPANY. Both the option granted under Section 5.1 and the Performance Purchase Option granted under
     Section 5.3 shall expire as to all Management Investors upon a Change in Control (as herein defined) of TMMC which occurs at any time after the date of the expiration of the subscription period during which the Rights are exercisable under the Rights Offering (the "Expiration Date"). For purposes of this Agreement, "Change in Control" means:

                    (a) The acquisition by any individual entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) (a "Person") of


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     beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of over 50% of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by FHP or PacifiCare, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or PacifiCare, or any corporation controlled by the Company or PacifiCare; or

                    (b) Individuals who, as of the Expiration Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the Expiration Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company."

     2. FHP PURCHASE OF STOCK. The parties hereto consent to the purchase by FHP from, and the issuance, sale and transfer to FHP by, (i) the Company of 87,500 shares of TMMC Common Stock, for consideration in the amount of $.01 per share, and (ii) THSC of 5 shares of THSC Common Stock, for consideration in the amount of $2.00 per share. Such purchases by FHP shall occur as soon as practicable after the execution of this Amendment, and pursuant to a resolution of the Board of Directors of each of the Company and THSC adopted as of September 17, 1996.

     3. FHP CAPITALIZATION OF THE COMPANY. The parties hereto consent to any capital contributions which have been or will be made to the Company by FHP pursuant to Section 4.15(b) of the Reorganization Agreement.

     4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without reference to its conflicts of law rules.

     5. NO OTHER AMENDMENTS. The Stock Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as provided herein, nothing in this Amendment shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Stock Purchase Agreement.


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     6.   COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above mentioned.

     FHP International Corporation,         Talbert Health Services Corporation,
     a Delaware corporation                 a Delaware corporation



     By:_______________________________     By:_________________________________
     Name:_____________________________     Name:_______________________________
     Title:____________________________     Title:______________________________

     Talbert Medical Management Corporation,
     a Delaware corporation



     By:_______________________________
     Name:_____________________________     ____________________________________
     Title:____________________________     Kathryn M. Adair


     __________________________________     ____________________________________
     Gloria L. Austin                       Larry L. Georgopolous


     __________________________________     ____________________________________
     Richard D. Jacobs                      Jack D. Massimino


     __________________________________     ____________________________________
     Barbara C. McNutt                      Kenneth S. Ord


     __________________________________     ____________________________________
     Westcott W. Price III                  Walter R. Stone


     __________________________________     ____________________________________
     Margaret Van Meter                     Michael J. Weinstock




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